Exhibit 5.1

September 4, 2024

Illumina, Inc.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Illumina, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933 (the “Securities Act”), relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of: debt securities (the “Debt Securities”) of the Company, which may be issued under the indenture dated March 12, 2021 (the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), as successor in interest to U.S. Bank National Association; preferred stock, par value $0.01 per share (the “Preferred Stock”) of the Company; common stock, par value $0.01 per share (the “Common Stock”) of the Company; warrants to purchase Debt Securities, Preferred Stock, Common Stock or other Securities (other than Warrants) (collectively, the “Warrants”) of the Company; stock purchase contracts of the Company (the “Stock Purchase Contracts”); stock purchase units of the Company (the “Stock Purchase Units”); and subscription rights to purchase Debt Securities, Preferred Stock, Common Stock or other Securities (other than Subscription Rights) (collectively, the “Subscription Rights”) of the Company in one or more series under a rights agreement (the “Subscription Rights Agreement”) to be entered into by the Company and a rights agent (the “Subscription Rights Agent”). The Debt Securities, the Preferred Stock, the Common Stock, the Warrants, the Stock Purchase Contracts, the Stock Purchase Units and the Subscription Rights, whether issued directly or upon conversion or exercise of any other security or instrument, are collectively referred to herein as the “Securities”.

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, certificates of corporate officers and government officials and such other documents as we have deemed necessary or appropriate for the purposes of this opinion, including: (a) the Amended and Restated Certificate of Incorporation of the Company; (b) the Amended

and Restated Bylaws of the Company; (c) resolutions adopted by the Board of Directors of the Company on May 24, 2024; (d) the Registration Statement; and (e) the Indenture. As to various questions of fact material to this opinion, we have relied upon representations of officers or directors of the Company and documents furnished to us by the Company without independent verification of their accuracy. We have also assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

Based upon and subject to the foregoing, and assuming that (i) the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will have become effective and will comply with all applicable laws; (ii) the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws; (iv) all Securities will be issued and sold in compliance with all applicable Federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (v) none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company; (vi) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (vii) any warrant agreement, Subscription Rights Agreement, Warrant, Stock Purchase Contract, Stock Purchase Unit or Subscription Right will be governed by the laws of the State of New York; and (viii) any Securities issuable upon conversion, exchange or exercise of any Security being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise, we are of opinion as follows:

(1) with respect to the Debt Securities to be issued under the Indenture, assuming (A) the Trustee is qualified to act as Trustee under the Indenture, (B) the Trustee has duly executed and delivered the Indenture, (C) the Indenture has been duly authorized and validly executed and delivered by the Company to the Trustee, (D) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (E) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”) has taken all necessary corporate action to approve the issuance and terms of a particular series of Debt Securities, the terms of the offering thereof and related matters and (F) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture, including any supplemental indenture or officer’s certificate related thereto, and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, such Debt Securities will constitute valid and binding obligations of the Company (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law);

(2) with respect to shares of Preferred Stock, when (A) the Board has taken all necessary corporate action to approve the issuance and terms of a particular series of Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a Certificate of Designation relating to such Preferred Stock (a “Certificate”) and the filing of such Certificate with the Secretary of State of the State of Delaware, (B) such Certificate has been properly filed with the Secretary of State of the State of Delaware and (C) certificates representing such shares of Preferred Stock have been duly executed, countersigned, registered and delivered, assuming that at the times of each such issuance that the Company has a sufficient number of authorized and unissued shares of Preferred Stock available therefor, either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor (which consideration is not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion or exercise of such other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (which consideration is not less than the par value of the Preferred Stock), then such shares of Preferred Stock will be validly issued, fully paid and nonassessable;

(3) with respect to shares of Common Stock, when both (A) the Board has taken all necessary corporate action to approve the issuance of and the terms of the offering of (i) any other Security convertible or exchangeable into such shares of Common Stock and (ii) the shares of Common Stock, and related matters and (B) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered, assuming that at the times of each such issuance that the Company has a sufficient number of authorized and unissued shares of Common Stock available therefor, either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor (which consideration is not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of such other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (which consideration is not less than the par value of the Common Stock), then such shares of Common Stock will be validly issued, fully paid and nonassessable;

(4) with respect to the Warrants, when (A) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters, (B) a warrant agreement or agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company, the warrant agent appointed by the Company and each other party thereto, (C) if such Warrants are exercisable for Debt Securities, the actions described in paragraph 1 above have been taken, (D) if such Warrants are exercisable for shares of Preferred Stock, the actions described in paragraph 2 above have been taken, (E) if such Warrants are exercisable for shares of Common Stock, the actions in paragraph 3 above have been taken, (F) if such Warrants are exercisable for Stock Purchase Contracts or Stock Purchase Units, the actions described in paragraph 5 below have been taken, (G) if such Warrants are exercisable for Subscription Rights, the actions described in paragraph 6 below have been taken and (H) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate warrant agreement or agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, the Warrants will be validly issued and will constitute valid and binding obligations of the Company (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law);

(5) with respect to the Stock Purchase Contracts and/or the Stock Purchase Units, when (A) such Stock Purchase Contracts and/or Stock Purchase Units have been duly authorized, executed and delivered by the parties thereto, (B) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of such Stock Purchase Contracts and/or Stock Purchase Units, the terms of the offering thereof and related matters, (C) if such Stock Purchase Contracts and/or Stock Purchase Units relate to the issuance and sale of Debt Securities, the actions described in paragraph 1 above have been taken, (D) if such Stock Purchase Contracts and/or Stock Purchase Units relate to the issuance and sale of shares of Common Stock, the actions described in paragraph 3 above have been taken and (E) if such Stock Purchase Contracts and/or Stock Purchase Units relate to the issuance and sale of shares of Preferred Stock, the actions described in paragraph 2 above have been taken, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board, such Stock Purchase Contracts and/or Stock Purchase Units will be validly issued and binding obligations of the Company (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law); and

(6) with respect to the Subscription Rights, when (A) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Subscription Rights, the terms of the offering thereof and related matters, (B) the Subscription Rights Agreement has been duly authorized and validly executed and delivered by the Company, the Subscription Rights Agent and each other party thereto, (C) if such Subscription Rights are exercisable for Debt Securities, the actions described in paragraph 1 above have been taken, (D) if such Subscription Rights are exercisable for shares of Preferred Stock, the actions described in paragraph 2 above have been taken, (E) if such Subscription Rights are exercisable for shares of Common Stock, the actions described in paragraph 3 above have been taken, (F) if such Subscription Rights are exercisable for Warrants, the actions described in paragraph 4 above have been taken, (G) if such Subscription Rights are exercisable for Stock Purchase Contracts or Stock Purchase Units, the actions described in paragraph 5 above have been taken and (H) the Subscription Rights or certificates representing the Subscription Rights have been duly executed, countersigned, registered and delivered in accordance with the provisions of the appropriate Subscription Rights Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, the Subscription Rights will be validly issued and will constitute valid and binding obligations of the Company (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law).

We are admitted to practice only in the State of New York and express no opinion as to matters governed by any laws other than the laws of the State of New York, the Delaware General Corporation Law and the Federal laws of the United States of America.

We understand that we may be referred to as counsel who has passed upon the validity of the Debt Securities or the issuance of the Preferred Stock, Common Stock, Warrants, Stock Purchase Contracts, Stock Purchase Units or Subscription Rights on behalf of the Company in the prospectus and in a supplement to the prospectus forming a part of the Registration Statement relating to the Securities filed with the Commission pursuant to the Securities Act, and we hereby consent to such use of our name in said Registration Statement and to the use of this opinion for filing with said Registration Statement as Exhibit 5.1 thereto. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Cravath, Swaine & Moore LLP

Illumina, Inc.

5200 Illumina Way

San Diego, California 92122

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